UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): October 6, 2017
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K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hope Parkway, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 777-3155
Not Applicable
(Former Name or Former Address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transitionperiod for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On October 6, 2017, K2M Group Holdings, Inc. (“K2M” or the “Company”) and certain of its subsidiaries entered into an amendment (the “Tenth Amendment”) to the Company’s senior secured credit facilities credit agreement, dated as of October 29, 2012 (as amended from time to time), by and among K2M Holdings, Inc. as the guarantor, K2M, Inc. and K2M UK Limited as the borrower, and Silicon Valley Bank and Comerica Bank as lenders. The Tenth Amendment extends the maturity date of the revolving credit facility from April 26, 2018 to April 26, 2019, among other changes.
The above summary is qualified in its entirety by reference to the full text of the Tenth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1
Tenth Amendment dated October 6, 2017 to Credit Agreement dated October 29, 2012, by and among K2M Holdings, Inc., as the guarantor, K2M, Inc. and K2M UK Limited, as borrowers, and Silicon Valley Bank and Comerica Bank as lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

Date:	October 12, 2017	By:	/s/ Gregory S. Cole
		Name:	GREGORY S. COLE
		Title	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Tenth Amendment dated October 6, 2017 to Credit Agreement dated October 29, 2012, by and among K2M Holdings, Inc., as the guarantor, K2M, Inc. and K2M UK Limited, as borrowers, and Silicon Valley Bank and Comerica Bank as lenders.